                                                                   Exhibit 10.53


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                     DEFINITIVE AGREEMENT FOR COLLABORATION

                                   (3G W-CDMA)

THIS DEFINITIVE AGREEMENT (hereinafter referred to as "DA") is made and entered into this 22nd of October, 2000 by and between UTStarcom Inc., having its principal place of business at 1275 Harbor Bay Parkway, Suite 100, Alameda, California 94502, U.S.A. (hereinafter referred to as "UTStarcom") and Mitsubishi Electric Corporation, acting through its Communication Systems Business Division, having its principal place of business at 8-1-1, Tsukaguchi-Honmachi, Amagasaki, Hyogo 661-8661, Japan (hereinafter referred to as "MELCO")



                                WITNESSETH THAT;

WHEREAS, UTStarcom and MELCO (hereinafter referred to individually as a "Party" and collectively as "Parties") have a strong intention to establish a mutually beneficial business relationship, bringing the expertise and experiences of each Party in China and other Asian market (hereinafter referred to as "Territory"); and

WHEREAS, UTStarcom and MELCO have concluded MEMORANDUM OF UNDERSTANDING (MoU) (3G W-CDMA) on March 31, 2000; and

WHEREAS, UTStarcom and MELCO have concluded Joint Development Plan on June 21, 2000:

WHEREAS, The Parties have studied the business and technical feasibility of development of 3G W-CDMA in [*] based on UTStarcom WACOS platform (hereinafter referred to "WACOS 3G Network") in accordance with MOU:

NOW, THEREFORE, in the light of the above recitals, the Parties hereto set forth the DA, as follows:

1. SCOPE OF WORK FOR THE DEVELOPMENT, TIME FRAME OF MAJOR MILESTONE AND ROLE & RESPONSIBILITY OF PRODUCT DEVELOPMENT AND SYSTEM INTEGRATION & TESTING

     The Parties confirm to jointly develop and market a complete suite of infrastructure product for the 3rd generation cellular network (hereinafter referred to as "3G W-CDMA") with a spirit of creating and developing a new business based on Parties' own initiated architecture and specification in [*]. MELCO will develop 3G BTS and UTStarcom will develop the rest of the network infrastructures (RNC, MSC/GSN, NMS, etc.) of a 3G W-CDMA based on WACOS platform (hereinafter referred to as "the Products").

     Scope of work for development, Time frame of major milestone and Role & Responsibility of product development and system integration & Testing are described in Annex-1 (UTStarcom & Mitsubishi 3G Joint Development Plan).

     The Parties shall jointly perform system integration effort in accordance with Addendum-1.

2.   TASK FORCE TEAM AND STEERING COMMITTEE

     During the term of this DA, the Parties internally promote their cooperation with all reasonable means with the aim to secure a satisfactory result of this DA. The Parties shall carry out and complete the development of the respective products with the Parties' due diligence for a joint business development. The Parties organize the following:

     (1) Task Force

         a. A task force composed of two teams, one business and one technical, from each Party is hereby created. Each Party shall assign a task force leader to be in charge of ensuring the proper implementation of the DA and, in particular, the coordination of each Party's task. The names of these individuals are listed in Annex 2.

              The technical task force will be responsible for the execution of the engineering development. The business task force will be responsible for the execution of business development.

         b. Task force shall meet on a regular basis, in principle once a month.

         c. Important agreed decisions shall be recorded in writing and signed by the task force. Such signed writing shall serve as the records of the DA implementation.

         d. In the event of disagreement, the task force will escalate the issue to the Steering Committee.

     (2) Steering Committee

         a. The Parties create a Steering Committee including the management of each Party and other staff member directly involved in the Project as per Annex-3.

         b. The Steering Committee shall meet regularly on quarterly basis unless either Party call for an extraordinary meeting for a purpose of management review and important decision making, including schedule and role & responsibility, as well as an effectual business development.

         c. Decision of the Steering Committee shall be made by the Parties' mutual agreement. At the conclusion of each meeting, the representatives shall prepare minutes and sign the same.

         d. The Steering Committee shall examine and make decisions on all important matters relating to this DA, including, but not limited to:

                  i. Winning strategy for proactively obtaining 3G W-CDMA business.

                  ii.      Review of implementation and execution of D/A.

                  iii. Review of analysis of competition and carriers' network planning for 3G, financial back up for 3G implementation and carriers' preference of technology for 3G and set an action plan to be taken.

                  iv. All important questions raised by the task force and the decisions to be made in respect thereof.

3.   COST [*]

     [*] shall bear [*] cost incurred during the system integration, in particular, for integration testing during the [*] phases as shown in Annex-4, unless otherwise agreed in this DA or separately.

     If the quantity shown in Annex-4 will be increased in future, the Parties shall discuss [*] with regard to extra-cost to be caused by the increase of the quantity.

     In the event that either Party requires support from the other party for successful development and execution of respective responsible portion, the other Party may support the requesting Party on the basis of [*].

4.   3G MOBILE SIMULATOR

     MELCO shall provide 3G mobile simulator during the [*] phases if UTStarcom requests for it. The quantity will be further discussed.

5.   [*] TERMS/CONDITIONS

     UTStarcom shall have the right to sell the MELCO BTS on [*] basis to UTStarcom's customers [*] under the condition that the BTS is still manufactured by MELCO.

     MELCO shall have the right to sell the UTStarcom RNC and WACOS 3G products on [*] basis to customers [*] under the condition that the RNC and WACOS 3G products are still manufactured by UTStarcom.

     In the event that MELCO or its nominees arrange Official Development Aids
     (ODA) or equivalent financing, and the financing requires MELCO's brand name on the MELCO BTS, UTStarcom shall use MELCO's brand name on the BTS for commercial proposals and any associated contracts.

     In the event that a joint venture is established between UTStarcom and MELCO after completion of a joint-venture feasibility study, MELCO's supply of the MELCO BTS to UTStarcom on [*] basis will be re-studied and negotiated to mutual agreement between the Parties.

6.   COLLABORATION OF SYSTEM INTEGRATION

     UTStarcom and MELCO shall collaborate in the system integration using MELCO's BTS together with UTStarcom's RNC and WACOS 3G Core Network products as per conditions stipulated in Addendum-1.

7.   RELEASE OF INFORMATION

     (1) UTStarcom will provide MELCO with necessary and sufficient information and data to the extent available, subject to Article 13(4), for MELCO's timely study upon MELCO's request.

     (2) MELCO will provide UTStarcom with necessary and sufficient information and data to the extent available, subject to Article 13(4), for UTStarcom's timely study upon UTStarcom's request.

8.   SUBCONTRACTING

     Subject to the stipulation set forth in the DA, each Party shall be entitled to subcontract, at its own risk, to a corporation or corporations of its choice, any part of the supplies and services allocated to it under this DA.

9.   PARTICIPATION OF THIRD PARTY INTO JOINT DEVELOPMENT

     UTStarcom and MELCO agree to consider a participation of an appropriate third company in the joint development, in case both Parties mutually judge that the participation of the third Party will enhance the Parties strength of competitiveness and a probability to win any bid in the Territory in the future. In such a case, the items stated in this DA shall still hold valid between UTStarcom and MELCO; and a separate agreement will be made among all Parties, reflecting this DA.

10.  PURCHASE WARRANTY

     The Parties shall honor Clause 7 of MOU signed on March 31, 2000, as it is clearly stipulated as a legal binding Clause in Clause 16(3) of the MOU. [*] shall retain the sole discretion of whether MELCO's BTS is equal or better than that of another vendor in terms of price, quality, functionality and performance, in a reasonable and fair manner with good faith.

     If MELCO BTS satisfies the requirements of potential customers in terms of technical performance (by the sole discretion of [*] in a reasonable and fair manner with good faith), and MELCO's price is equal or better than other competing BTS units (by the sole discretion of [*] in a reasonable and fair manner with good faith), UTStarcom shall in the best effort purchase [*] of UTStarcom BTS product needs from MELCO.

11.   [*]

12.  DISPUTES

     All disputes, controversies or differences which may arise between the Parties hereto, of or in relation to or in connection with this DA, whether during or after its term, which fails to be solved amicably, shall be finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in force on the date of this DA. The arbitration shall be held in (a) Tokyo, Japan in case of an arbitration claim filed by UTStarcom; and in (b) New York, USA in case of an arbitration claim filed by MELCO. The arbitration panel shall consist of three (3) arbitrators appointed in accordance with the said Rules. All arbitration proceeding shall be conducted in English language.

13.  CONFIDENTIALITY AND INDUSTRIAL AND/OR INTELLECTUAL PROPERTY

     (1) Ownership of Intellectual Property

         The Parties agree that each Party retains full and exclusive rights and ownership in any and all letters patent, inventions, software, algorithms, know-how, trademarks, copyrights and trade secrets, and any other proprietary rights which the Party currently possess, or develop independently pursuant to this DA.

     (2) Joint Invention

         It is not anticipated that the Parties shall carry out joint development work, but in the event that the personnel of MELCO and UTStarcom jointly make an invention or generate intellectual property rights in the course of the development, the Parties shall jointly file an application and have the right to use such intellectual property right without accounting to the other. Expenses incurred in connection with the filing and maintenance of the protective rights shall be shared equally, unless a Party elects not to file an application, in which case the other Party may file at its own expense and enjoy the exclusive ownership.

     (3) Against Infringement

         In the event a claim is brought by a third party alleging that the Products infringe any patent, copyright or any other intellectual property right of that third party, the Party having supplied the infringing module shall defend and settle the claim and indemnify and hold the other Party harmless from any fees, expenses or damages that may be incurred or awarded as consequence of such claim.

     (4) Confidentiality

         "Confidential Information" is all information (i) identified in written or oral format by the Disclosing Party as confidential, trade secret or proprietary information, and, if disclosed orally, summarized in written format within thirty (30) days of disclosure. "Disclosing Party" is the Party disclosing Confidential Information. "Receiving Party" is the Party receiving Confidential Information.

         The Receiving Party may use the Confidential Information solely for the purpose of joint development of 3G W-CDMA. The Receiving Party shall not disclose the Confidential Information to any third party other than persons in the direct employ of the Receiving Party and its subsidiaries who have a need to have access to and knowledge of the Confidential Information solely for the purpose authorized above. Each Party shall take appropriate measures by instruction and agreement prior to disclosure to such employees to assure against unauthorized use or disclosure.

         The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence; (v) becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale; (vi) is transmitted by a Party after receiving written notification from the other Party that it does not desire to receive any further Confidential Information; (vii) is disclosed by the Receiving Party pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides
         (a) prior written notice to the Disclosing Party of such obligation and
         (b) the opportunity to oppose such disclosure.

         Upon written demand by the Disclosing Party, the Receiving Party shall:
         (i) cease using the Confidential Information, (ii) return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within [*] of receipt of demand, and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

         The terms of confidentiality under this Agreement shall not be construed to limit either Party's right to independently develop or acquire products without use of the other Party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or agreement that the Receiving Party will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

         Notwithstanding anything herein contained to the contrary, each Party shall have the right to refuse to receive any Confidential Information, and the right to use Residuals for any purpose, including, but not limited to use in development, manufacture, promotion, sale and maintenance of its products and services, without paying any charge to the Disclosing Party, provided that each Party shall maintain the confidentiality as provided herein and that the right to Residuals does not represent a license under any patent right, utility model right, design right or trade mark right of the Disclosing Party. The term "Residuals" means information in non-tangible form retained in the unaided memories of the Receiving Party's and its subsidiaries' employees who have had rightful access to the Disclosing Party's Confidential Information pursuant to the term of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. Both Parties agree that any Confidential Information disclosed hereunder by the other Party in the course of performance of the subject matter provided hereunder shall be considered as Residuals.

         Each Party shall retain all right, title and interest to such Party's Confidential Information. No license under any trademark, patent or copyright, or application for same which are now or thereafter may be obtained by such Party is either granted or implied by the conveying of Confidential Information.

         The Receiving Party shall not reverse-engineer, decompile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend, or other notices of ownership from any originals or copies of Confidential Information it obtains from the Disclosing Party.

         CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION.

         None of the Confidential Information disclosed by the Parties constitutes any representation, warranty, assurance, guarantee or inducement by either Party to the other with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.

         Neither Party shall transmit, directly or indirectly, the Confidential Information or any technical data received from the other Party, nor the direct product thereof, without the Disclosing Party's prior written consent and in accordance with all export laws and regulations of the United States and Japan. The Parties agree that they do not intend nor will they, directly or indirectly, export or re-export any Confidential Information to any end-user who either Party knows or has reason to know will utilize it in the design, development or production of nuclear, chemical or biological weapons or to any end user who has been prohibited from participating in U.S. and Japanese export transactions by any federal agency of the U.S. and Japanese Government.

         Each Party acknowledges that monetary remedies may be inadequate to protect Confidential Information and that injunctive relief may be appropriate to protect such Confidential Information.

         Not withstanding the foregoing sentence, each Party may disclose joint developed Interface specification between MELCO's 3G BTS and UTStarcom's WACOS PNC and Interface specification between MELCO's 3G BTS and UTStarcom's WACOS Network Management Center to third party who agree in writing to be bound by the provisions hereof, provided that the third party shall not disclose the specifications to any other party. The Parties shall take every reasonable precaution to protect the confidentiality of Confidential Information or materials to be confidential. In the event of termination of this DA, there shall be no use or disclosure by either Party of any Confidential Information of the other Party, and neither Party shall manufacture or have manufactured any product, devices, components or assemblies utilizing any of the other Party's Confidential Information absent a prior written agreement between the Parties. Additionally, neither Party shall use the name of the other party in any news release, public announcement, advertisement or other form of publicity without the prior written consent of the other Party.

14.  EFFECTIVE DATE -- TERM

     This DA comes into force as soon as it is signed by the Parties and shall remain valid until December 31st, 2002 or the date to be mutually agreed. Within [*] before December 31st, 2002 or the date extended by mutual agreement, the Steering Committee shall decide on the future course of the cooperation or extension of this DA.

15.  ASSIGNMENT

     Both parties [*] the right to assign or transfer any or all of its rights and obligations under this DA to any third party without the prior written agreement of the other Parties.

16.  TERMINATION OF THE AGREEMENT AND INDEMNIFICATION

     Either Party shall have the right to terminate this DA for default by the other in performance of any substantial obligation or material breach of this DA where such default or breach continues for a period of [*] after written notice thereof to the defaulting Party.

     In case this DA is terminated, as per this clause, the defaulting party shall be responsible for the compensation of the direct loss, which the other party may suffer because of the termination of this DA. In any case, the Parties shall not be responsible for each other for indirect and/or consequential loss.

17.  GOVERNING LAW

     This DA shall be construed in accordance with the laws of New York State, USA.

18.  COMMUNICATIONS-ADVERTISING

     (1) Both parties shall not make any announcement or communicate any information to a third party concerning the purpose of this DA without the prior approval of the other Party, except as may be required by applicable law.
     (2) Any advertising by one Party shall make reference to the other Party.
     (3) Public announcement and/or press release related to this DA will be done at appropriate time subject to the agreement by the Parties.

19.  OTHERS

     (1) Headings
         Headings to articles of this DA are to facilitate reference only, do not form a part of this DA, and shall in no way affect its interpretation.

     (2) Entire Agreement
         This DA represents the entire agreement between the Parties regarding its subject matter superseding previous communications or understandings. This DA may not be modified except by written approval by the Parties.

     (3) Partnership disclaimer
         In principle, the relationship of UTStarcom and MELCO established by this DA shall be that of prime contractor and key subcontractor as a team member, and nothing contained in this DA shall be construed:
         i. to give either Party the power to direct or control the day-to-day activities of the other or:
         ii. to constitute the Parties as partners, joint venture, co-owner or otherwise as participants in a joint or common undertaking.

20.  EFFECTIVENESS OF AGREEMENT

     This agreement is legally binding, but subject to final legal rewording.

IN WITNESS WHEREOF, The Parties hereto have caused their representatives, duly executed in two (2) original copies by their duly authorized representative.


UTStarcom Inc                              Mitsubishi Electric Corporation





By:                                   By:
   ------------------------------          -------------------------------------

Name: Hong Liang Lu                        Name: Teruhiko Moriyama

Title: President and CEO                   Title: Division President
                                                  Communication Systems Business
                                                  Division

Date: October 22, 2000                     Date:  October 22, 2000
     ----------------------------               --------------------------------

ANNEX-1



Refer to the Joint Development Plan signed by MELCO and UTStarcom on Jun-21,
2000.

ANNEX-2



MELCO TASK FORCE TEAM

-    Lead:
         M. Todo, Group Manager,
         International Marketing & Business Development Department

-    Technical:
         K. Mihashi, Project Manager,
         H. Kojima, Manager,
         Mobile Communication Network Systems Department

-    Business:
         T. Aoki, Senior Manager,
         International Marketing & Business Development Department



UTSTARCOM TASK FORCE TEAM

-    Lead:            Pat Chan, Director, Mobile Network

-    Technical:       Phil Lee, System Project Manager,

-    Business:        Jack Wu, Director, Product Management

ANNEX-3


MELCO STEERING COMMITTEE MEMBERS:

T. Moriyama:               Division President
                           Communication Systems Business Division

K. Teshima:                Deputy Division President
                           Communication Systems Business Division
                           Carrier Network Systems Business Center

S. Aoyama:                 General Manager
                           Communication System R&D Center

K. Kimura:                 General Manager
                           Mobile Communication Network Systems Department

T. Kanamori:               General Manager
                           International Marketing & Business Development
                           Department

M. Todo:                   Group Manager,
                           International Marketing & Business Development Department


UTSTARCOM STEERING COMMITTEE MEMBERS:

Hong Lu:                   President and CEO

Bill Huang:                Vice President
                           Chief Technology Officer

Pat Chan:                  Director, Mobile Network

Jack Wu:                   Director, Product Management

ANNEX-4



SYSTEM INTEGRATION CORE NETWORK/RNC & UE/BTS REQUIREMENT




(1) For System Integration [*]

              [*]


(2) For Debug [*]


              [*]

ADDENDUM-1



1.   SYSTEM INTEGRATION DEVELOPMENT EFFORTS FOR RNC AND BTS UNITS:

a. The Parties shall jointly develop a complete suite of infrastructure products for 3G cellular network based on each Parties' own initiated architecture and specifications. MELCO will develop a 3G BTS, and UTStarcom will develop a RNC based upon the UTStarcom WACOS product platform.
b. The Parties shall collaborate as to the development of the Interface specifications between the BTS and RNC units ("Iub").
c. MELCO shall develop the BTS in accordance with Iub. UTStarcom shall develop the RNC unit which will function with MELCO BTS in accordance with Iub.
d. UTStarcom shall be responsible for developing, producing and supplying the RNC by itself without MELCO's engineering support; except for Iub interface for BTS and RNC which is under joint development with MELCO's initiative.
e.   Upon the request of MELCO, and after payment to UTStarcom as stipulated in
     Item 2 below, UTStarcom shall provide MELCO with necessary assistance as to UTStarcom RNC for MELCO proposals to potential customers for implementation of the UTStarcom RNC with MELCO's BTS and UTStarcom 3G Core Network.
f. MELCO will provide BTS for UTStarcom primarily for [*] market where UTStarcom can lead marketing of W-CDMA infrastructure, while UTStarcom shall provide RNC for MELCO where MELCO can lead marketing of W-CDMA infrastructure. Conditions of Agreement shall be mutually agreed upon.



2.   PAYMENT TERMS:

In consideration that
     (1) UTStarcom having a joint integration with MELCO's BTS and providing MELCO the binary software of the RNC, together with the associated documents to MELCO. The documents shall include: Specification of WACOS and Basic Specification of RNC by [*]; Specification and Drawing of RNC by [*]; and binary RNC software and Operation Manual of RNC by [*] (worth of [*]);
     (2) UTStarcom providing one set of RNC and WACOS 3G products to MELCO as test bench after the [*] (worth of [*]);
     (3) Upgrading (2) to General Availability (GA) version (worth of [*])

MELCO will pay the following amounts under the following terms and conditions as mentioned in Item 3 of the Addendum-1.

     a.  Total Payment Amount: [*]

     b.  Terms of payment:

              1st payment: [*] within [*] after the signing of this DA, MELCO's receipt of UTStarcom development plan and its official notification of authorized fund amount.

              2nd payment: [*] within [*] after the mutual confirmation of successful [*] demonstration of RNC functionality with BTS on the Iub interface.

              3rd payment: [*] within [*] after MELCO's receipt of a delivery acceptance confirmation of a UTStarcom RNC by a customer in accordance with a UTStarcom contract to be signed with a customer for 3G W-CDMA including MELCO's BTS.

3.   MARKETING TERMS/CONDITIONS:

UTStarcom shall pay to MELCO [*] of RNC selling price [*] under the condition that the sold 3G system will use a third party BTS.

                                      -2-